UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2008

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2
EX-99.3
EX-99.4

Item 7.01 Regulation FD Disclosure
Investor and Analyst Meeting
     Pinnacle West Capital Corporation (“Pinnacle West” or the “Company”) is making a presentation to investors and analysts in Scottsdale, Arizona on November 7, 2008. Copies of the slides to be presented are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4.
Forward-Looking Statements
     The presentations attached as Exhibits 99.1, 99.2, 99.3 and 99.4 contain forward-looking statements based on current expectations. Neither Pinnacle West nor Arizona Public Service Company (“APS”) assumes any obligation to update these statements or make any further statements on any of these issues, except as required by applicable law. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by Pinnacle West or APS. In addition to the Risk Factors described in Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2007, these factors include, but are not limited to, state and federal regulatory and legislative decisions and actions, including the outcome or timing of any pending APS rate cases; increases in our capital expenditures and operating costs and our ability to achieve timely and adequate rate recovery of these increased costs; our ability to reduce capital expenditures and other costs while maintaining reliability and customer service levels, and unexpected developments that would limit us from achieving all or some of our planned capital expenditure reductions; volatile fuel and purchased power costs, including fluctuations in market prices for natural gas, coal, uranium and other fuels used in our generating facilities, and availability of supplies of such commodities; the outcome of regulatory, legislative and judicial proceedings, both current and future, including those related to environmental matters and climate change; the potential for additional restructuring of the electric industry, including decisions impacting wholesale competition and the introduction of retail electric competition in Arizona; regional, national and international economic and market conditions, including the strength of the housing, credit and financial markets; the potential adverse impact of current economic conditions on our results of operations; the cost of debt and equity capital and access to capital markets; changes in the market price of our common stock; entering into credit agreements that restrict dividends or contain other burdensome provisions; our ability to meet debt service obligations; current credit ratings remaining in effect for any given period of time; the performance of the stock market and the changing interest rate environment, which affect the value of our nuclear decommissioning trusts, pension and other postretirement benefit plan assets, the amount of required contributions to Pinnacle West’s pension plan and contributions to APS’ nuclear decommissioning trust funds, as well as the reported costs of providing pension and other postretirement benefits; volatile market liquidity, any deteriorating counterparty credit and the use of derivative contracts in our business (including the interpretation of the subjective and complex accounting rules related to these contracts); changes in accounting principles generally accepted in the United States of America and the interpretation of those principles; customer growth and energy usage; weather variations affecting local and regional customer energy usage; power plant performance and outages; transmission outages and constraints; the completion of generation and transmission construction in the region, which could affect customer growth and the cost of power supplies; the ability of our power plant participants to meet contractual or other obligations; technological developments in the electric industry; the results of litigation and other proceedings resulting from the California and Pacific Northwest energy situations; the performance of our subsidiaries and any resulting effects on our cash flows; the strength of the real estate market and

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economic and other conditions affecting the real estate market in SunCor Development Company’s market areas, which include Arizona, Idaho, New Mexico and Utah; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of Pinnacle West and APS.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit
No.	Registrant(s)	Description
99.1	Pinnacle West APS	Pinnacle West slide presentation by Donald E. Brandt to investors and analysts in Scottsdale, Arizona on November 7, 2008.

99.2	Pinnacle West APS	Pinnacle West slide presentation by Randall K. Edington to investors and analysts in Scottsdale, Arizona on November 7, 2008.

99.3	Pinnacle West APS	Pinnacle West slide presentation by Steven M. Wheeler to investors and analysts in Scottsdale, Arizona on November 7, 2008.

99.4	Pinnacle West APS	Pinnacle West slide presentation by James R. Hatfield to investors and analysts in Scottsdale, Arizona on November 7, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: November 7, 2008	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: November 7, 2008	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer

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